SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 18, 2003

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                                   KROLL INC.
             (Exact name of registrant as specified in its charter)



           Delaware                       000-21629              13-4131019
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
        incorporation)                                       Identification No.)



              900 Third Avenue
                 New York, NY                                       10022
    (Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code: (212) 593-1000


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Item 5.     Other Events and Required Regulation FD Disclosure

      Kroll Inc. ("Kroll") has sold its video surveillance subsidiary, InPhoto Surveillance Inc. ("InPhoto"), to International Claims Specialists (ICS), a division of Dallas-based Examination Management Services. InPhoto, which was part of Kroll's Background Screening Services Group, provides surveillance services primarily to the insurance industry.

      The transaction, which closed on June 18, 2003, was structured as an asset purchase for $850,000 in cash. The disposal of InPhoto during the second quarter of 2003 will result in such operations being classified as discontinued operations and will result in an after-tax charge of approximately $8.0 million, or approximately $0.19 per diluted share. This amount, consisting primarily of a $7.5 million non-cash write-off of non-tax deductible goodwill and the operating results of InPhoto through the date of sale, will be segregated from continuing operations and reported as discontinued operations in Kroll's financial statements.





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              KROLL INC.


                              By: /s/ Sabrina H. Perel
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                                  Name:  Sabrina H. Perel
                                  Title: Vice President, General Counsel
                                         and Secretary


Date:  June 19, 2003




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